Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-167135 and 333-171342) of Oglethorpe Power Corporation of our report dated March 22, 2010 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

March 18, 2011